Exhibit 99.1

APPROVED BY:	Rick Coté President and Chief Operating Officer 201-267-8000

CONTACT:	FD Leigh Parrish/Stephanie Rich 212-850-5600

FOR IMMEDIATE RELEASE

MOVADO GROUP, INC. ANNOUNCES SECOND QUARTER AND
SIX-MONTH RESULTS

~ Adjusted Sales for the Second Quarter and Six-Month Periods

Increased 4% and 14%, Respectively ~

Paramus, NJ – September 2, 2010 -- Movado Group, Inc. (NYSE: MOV), today announced second quarter and six-month results for the period ended July 31, 2010.  The Company completed the closure of its boutiques on June 30, 2010 and results for the boutiques for the quarter and six-month period are reported as discontinued operations.  All financial results in this press release are for continuing operations unless otherwise stated.

Adjusted loss from continuing operations in the second quarter of fiscal 2011 was $1.1 million, or $0.04 per diluted share, compared to adjusted net income from continuing operations of $2.3 million, or $0.09 per diluted share in the second quarter of fiscal 2010. On a GAAP basis, loss from continuing operations in the second quarter of fiscal 2011 was $2.1 million, or $0.08 per diluted share, which included a tax provision due to non-cash deferred tax expenses of $0.9 million, or $0.04 per diluted share, related to changes in valuation allowances on deferred tax assets, taxes on repatriated foreign dividends and the application of interim tax reporting guidelines. This compares to income from continuing operations of $1.5 million, or $0.06 per diluted share for the second quarter of fiscal 2010, which included a pre-tax charge of $1.3 million, or $0.03 per diluted share, in interest expense related to the refinancing and repayment of the Company’s former credit and note agreements.  Net loss for the second quarter of fiscal 2011, including the results of discontinued operations, was $19.8 million, or $0.80 per diluted share, compared to net loss for the second quarter of fiscal 2010 of $0.2 million, or $0.01 per diluted share, both of which also include the aforementioned special items.

Second Quarter Fiscal 2011
•
Net sales in the second quarter of fiscal 2011 increased 2.9% to $85.4 million compared to $83.0 million in the second quarter of fiscal 2010 primarily driven by growth in the licensed brand category.  Excluding excess discontinued product sales of $1.0 million in the prior year quarter, net sales increased 4.1%.

•
Gross profit was $45.6 million, or 53.4% of sales, compared to $47.4 million, or 57.1% of sales in the second quarter last year.  Excluding excess discontinued product sales, adjusted gross margin in the second quarter of fiscal 2010 was 57.7% of sales.  The gross margin percentage was unfavorably impacted by a shift in channel and product mix, and by fluctuations in foreign currency.

•
Operating expenses increased 8.5%, to $46.6 million versus $42.9 million in the second quarter last year.  Operating expenses in the second quarter of fiscal 2011 include a $2.3 million increase in marketing expense and a $2.2 million increase due to the unfavorable transactional effect of foreign denominated assets held in weakening currencies, partially offset by a decrease in expenses in most other areas.

•	Operating loss in the second quarter of fiscal 2011 was $1.0 million compared to operating income of $4.5 million in the same period last year.
•
Adjusted EBITDA in the second quarter of fiscal 2011 was $2.7 million compared to adjusted EBITDA of $8.6 million in the second quarter of fiscal 2010. The aforementioned special items had no material impact on EBITDA in the second quarter of either fiscal year period (see attached table for reconciliation of GAAP to non-GAAP measures).

First Half Fiscal 2011
•
Net sales in the first six months of fiscal 2011 increased 9.7% to $158.2 million compared to $144.2 million in the same period of fiscal 2010 primarily driven by growth in both the U.S. and international wholesale categories.  Excluding excess discontinued product sales of $5.2 million in the prior year period, net sales increased 13.9%.

•
Gross profit was $85.8 million, or 54.2% of sales, compared to $79.2 million, or 54.9% of sales in the same period last year.  Excluding excess discontinued product sales, adjusted gross margin in the first six months of fiscal 2010 was 57.5% of sales.  The gross margin percentage was unfavorably impacted by a shift in channel and product mix, and by fluctuations in foreign currency.

•
Operating expenses increased 8.0%, to $90.2 million versus $83.5 million in the same period last year.  Operating expenses in the first half of fiscal 2011 include a $5.5 million increase in marketing expense and a $4.6 million increase due to the unfavorable transactional effect of foreign denominated assets held in weakening currencies, partially offset by a decrease in expenses in all other areas.

•
Adjusted operating loss in the first six months of fiscal 2011 was $4.5 million compared to $3.6 million in the same period last year (see attached table for reconciliation of GAAP to non-GAAP measures). On a GAAP basis, operating loss in the first six months of 2011 was $4.5 million compared to $4.3 million in the same period last year, which included the aforementioned special items in fiscal 2010.

•
Adjusted EBITDA in the first six months of fiscal 2011 was $2.7 million compared to an adjusted EBITDA of $4.3 million in the same period of fiscal 2010 (see attached table for reconciliation of GAAP to non-GAAP measures).  Including the aforementioned special items, EBITDA in the first six months of fiscal 2011 was  $2.7 million compared to EBITDA of $3.6 million in the same period of fiscal 2010.

•
Adjusted loss from continuing operations in the first six months of fiscal 2011 was $4.5 million, or $0.18 per diluted share, compared to adjusted loss from continuing operations of $4.2 million, or $0.17 per diluted share in the same period of fiscal 2010. On a GAAP basis, loss from continuing operations for the first six months of fiscal 2011 was $6.8 million, or $0.27 per diluted share, which included a tax provision with non-cash deferred tax expenses of $2.3 million, or $0.09 per diluted share, related to changes in valuation allowances on deferred tax assets, taxes on repatriated foreign dividends and the application of interim tax reporting guidelines. This compared to loss from continuing operations of $5.5 million, or $0.22 per diluted share for the same period last year, which included a pre-tax charge of $1.3 million, or $0.03 per diluted share, in interest expense related to the refinancing and repayment of the Company’s former credit and note agreements. Net loss for the first six months of fiscal 2011, including the results of discontinued operations, was $30.5 million, or $1.23 per diluted share.  This compares to net loss for the same period last year of $10.2 million, or $0.42 per diluted share, which also included the aforementioned pre-tax charge in interest expense related to the refinancing and repayment of the Company’s former credit and note agreements.

Efraim Grinberg, Chairman and Chief Executive Officer, stated, “We remain committed to executing our plan to return our company to profitability.  We are continuing to experience improvements in retail sell through of our products, particularly in our licensed brands and our iconic Movado brand.  As we return our focus to our wholesale business, we are pleased that we successfully completed the closure of our retail boutiques as planned.  Our balance sheet remains strong with cash of $54 million at the end of the quarter after paying the majority of the cash portion of the closing costs of the retail boutiques.  We are now very well positioned to capitalize on our portfolio of great brands, leverage our existing infrastructure and achieve sustainable sales and profit growth. We look forward to discussing our multi-year strategic plan with investors on September 15th.”

Fiscal 2011 Guidance
Based on performance in the first half of the year, the Company maintained its guidance for fiscal 2011.    The financial results of the retail boutiques are reported as discontinued operations and, as previously announced, the Company recorded additional pre-tax restructuring charges of approximately $20 million related to the boutique closures that are included in discontinued operations.  All guidance referenced refers to continuing operations only.

The Company continues to anticipate that its adjusted EBITDA from continuing operations will range between $20 million and $25 million in fiscal 2011.  With the requirement to record a valuation allowance on the majority of its deferred tax assets, the Company anticipates recording a tax provision for fiscal 2011.  The Company also expects to realize a $4.3 million reduction of expenses in the third quarter of fiscal 2011 due to the reversal of a retirement liability to the Company’s former chairman.  On an adjusted basis, excluding the $4.3 million reduction of expenses, the Company anticipates its fiscal 2011 results from continuing operations will range from a net loss of $3 million, or  $0.12 per share to net income of $2 million, or $0.08 per share.  This guidance continues to be predicated on a 12% to 15% sales increase for the year (excluding fiscal 2010 excess discontinued product sales) and an increase in operating expenses due to the

Company’s investments in brand building.

Upcoming Conference Calls
The Company’s management will host a conference call today, September 2nd at 10:00 a.m. Eastern Time.  A live broadcast of the call will be available on the Company’s website:  www.movadogroup.com.  This call will be archived online within one hour of the completion of the conference call.

The Company also plans to issue a release and host a conference call on September 15th at 10:00 a.m. Eastern Time to discuss its multi-year strategic plan. A live broadcast of the call will also be available on the Company’s website:  www.movadogroup.com on the day of the call.

Movado Group, Inc. designs, sources, and distributes Movado, Ebel, Concord, ESQ by Movado, Coach, Tommy Hilfiger, HUGO BOSS, Juicy Couture and Lacoste watches worldwide, and operates Movado company stores in the United States.

In this release, the Company presents certain adjusted financial measures that are not calculated according to generally accepted accounting principles in the United States (“GAAP”).  Specifically, the Company is presenting adjusted operating (loss)/income, which is operating (loss)/income under GAAP, adjusted to eliminate the effect of losses on sales of discontinued inventory (which occurred in fiscal 2010).  The Company is also presenting adjusted EBITDA, which is operating (loss)/income under GAAP, adjusted to eliminate the above-described losses due to sales of discontinued inventory and to eliminate depreciation and amortization.  The Company is also presenting adjusted (loss)/income, which is (loss)/income under GAAP, adjusted to eliminate the losses on sales of discontinued inventory, refinancing expenses and fees associated with the refinancing and repayment of the Company’s former credit and note agreements and a non-cash charge due to a change in valuation allowances on the Company's deferred tax assets, taxes on repatriated foreign dividends and the application of interim tax reporting guidelines.  The Company believes that adjusted EBITDA, adjusted operating (loss)/income and adjusted (loss)/income are performance measures that are useful to investors because they eliminate the effect of items that the Company believes are not characteristic of its ongoing business. Furthermore, adjusted EBITDA is useful as a performance measure to investors, since it gives investors a measure of the Company's ability to generate cash to service its debt and other cash expenditures. These non-GAAP financial measures are designed to complement the GAAP financial information presented in this release.  The non-GAAP financial measures presented should not be considered in isolation from or as a substitute for the comparable GAAP financial measure.

This press release contains certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. The Company has tried, whenever possible, to identify these forward-looking statements using words such as  “expects,” “anticipates,” “believes,” “targets,” “goals,” “projects,” “intends,” “plans,” “seeks,” “estimates,” “may,” “will,” “should” and similar expressions. Similarly, statements in this press release that describe the Company's business strategy, outlook, objectives, plans, intentions or goals are also forward-looking statements. Accordingly, such forward-looking statements involve known and unknown risks, uncertainties and other factors that could cause the Company's actual results, performance or achievements and levels of future dividends to differ materially from those expressed in, or implied by, these statements. These risks and uncertainties may include, but are not limited to: actual or perceived weakness in the U.S. and global economy and fluctuations in consumer spending and disposable income, the Company’s ability to successfully implement its brand strategy, the ability of the Company’s brand strategy to improve its net sales, profitability and other results of operations, the Company’s ability to successfully introduce and sell new products, the Company's ability to successfully integrate the operations of newly acquired and/or licensed brands without disruption to its other business activities, the ability of the Company to successfully manage discontinuation of the Movado boutique business, changes in consumer demand for the Company’s products, risks relating to the fashion and retail industry, import restrictions, competition, seasonality, commodity price and exchange rate fluctuations, changes in local or global economic conditions, and the other factors discussed in the Company’s Annual Report on Form 10-K and other filings with the Securities and Exchange Commission. These statements reflect the Company's current beliefs and are based upon information currently available to it. Be advised that developments subsequent to this press release are likely to cause these statements to become outdated with the passage of time. The Company assumes no duty to update its forward looking statements and this release shall not be construed to indicate the assumption by the Company of any duty to update its guidance in the future.

MOVADO GROUP, INC. Consolidated Statements of Operations (in thousands, except per share data) (Unaudited)

	Three Months Ended July 31,		Six Months Ended July 31,

	2010	2009	2010	2009
Continuing Operations:
Net sales	$85,388	$83,013	$158,192	$144,186

Cost of sales	39,823	35,606	72,440	64,981

Gross profit	45,565	47,407	85,752	79,205

Selling, general and administrative expenses	46,607	42,942	90,249	83,540

Operating (loss) / income	(1,042)	4,465	(4,497)	(4,335)

Interest expense	(676)	(2,172)	(1,348)	(2,716)
Interest income	27	20	54	71

(Loss) / income from continuing operations before income taxes	(1,691)	2,313	(5,791)	(6,980)

Provision for / (benefit from) income taxes	375	881	792	(1,533)

(Loss) / income from continuing operations	(2,066)	1,432	(6,583)	(5,447)

Discontinued Operations:
Loss from discontinued operations, net of tax	(17,703)	(1,709)	(23,675)	(4,743)

Net Loss	(19,769)	(277)	(30,258)	(10,190)

Less: (loss) / income attributed to noncontrolling interests	(15)	(44)	207	6

Net loss attributed to Movado Group, Inc.	$(19,754)	$(233)	$(30,465)	$(10,196)

(Loss) / income attributable to Movado Group, Inc.:
(Loss) / income from continuing operations, net of tax	$(2,051)	$1,476	$(6,790)	$(5,453)
Loss from discontinued operations, net of tax	(17,703)	(1,709)	(23,675)	(4,743)
Net Loss	$(19,754)	$(233)	$(30,465)	$(10,196)

Per Share Information:
(Loss) / income from continuing operations attributed to Movado Group Inc.	$(0.08)	$0.06	$(0.27)	$(0.22)
Loss from discontinued operations	$(0.72)	$(0.07)	$(0.96)	$(0.19)
Net loss attributed to Movado Group, Inc.	$(0.80)	$(0.01)	$(1.23)	$(0.42)

Weighted diluted average shares outstanding	24,747	24,505	24,709	24,485

MOVADO GROUP, INC. Reconciliation tables (in thousands, except per share data) (Unaudited)

	Three Months Ended July 31,		Six Months Ended July 31,

	2010	2009	2010	2009
Continuing Operations:
Operating (loss) / income (GAAP)	$(1,042)	$4,465	$(4,497)	$(4,335)
Sales of excess discontinued inventory (1)	-	(51)	-	713
Adjusted operating (loss) / income (non-GAAP)	(1,042)	4,414	(4,497)	(3,622)

Depreciation and amortization	3,700	4,152	7,221	7,931
Adjusted EBITDA (non-GAAP)	$2,658	$8,566	$2,724	$4,309

	Three Months Ended July 31,		Six Months Ended July 31,

	2010	2009	2010	2009
Continuing Operations:
(Loss) / income attributed to Movado Group, Inc. (GAAP)	$(2,051)	$1,476	$(6,790)	$(5,453)
Sales of excess discontinued inventory (1)	-	(32)	-	446
Refinancing expenses and fees (2)	-	839	-	839
Tax adjustments (3)	948	-	2,331	-
Adjusted (loss) / income attributed to Movado Group, Inc. (non-GAAP)	$(1,103)	$2,283	$(4,459)	$(4,168)

Adjusted (loss) / income per share (non-GAAP)	$(0.04)	$0.09	$(0.18)	$(0.17)
Weighted diluted average shares outstanding	24,747	24,505	24,709	24,485

(1)	Losses associated with sales of excess discontinued inventory.
(2)
Expenses and fees associated with the refinancing and repayment of the Company's former credit and note agreements which included a non-cash pre-tax charge of $0.2 million related to the accelerated recognition of deferred financing costs and a pre-tax charge of $1.1 million for fees due to the former lenders.  Both charges were recorded in Interest Expense on the Consolidated Statements of Income.

(3)
Actual taxes in the current period have been adjusted for a non-cash charge to record changes in the valuation allowances on the Company's net deferred tax assets, taxes on repatriated foreign dividends and the application of interim tax reporting guidelines.

MOVADO GROUP, INC. CONSOLIDATED BALANCE SHEETS (in thousands) (Unaudited)

	July 31,	January 31,	July 31,
	2010	2010	2009
ASSETS

Cash and cash equivalents	$54,326	$70,975	$47,474
Trade receivables, net	60,420	67,206	76,689
Inventories, net	204,643	204,096	245,850
Other current assets	47,329	38,014	41,560
Total current assets	366,718	380,291	411,573

Property, plant and equipment, net	40,521	47,394	60,920
Deferred income taxes	13,372	12,347	27,020
Other non-current assets	24,408	29,345	24,502
Total assets	$445,019	$469,377	$524,015

LIABILITIES AND EQUITY

Accounts payable	$19,902	$22,661	$13,607
Accrued liabilities	41,095	35,161	38,445
Deferred and current income taxes payable	545	541	2,890
Total current liabilities	61,542	58,363	54,942

Long-term debt	10,000	10,000	40,000
Deferred and non-current income taxes payable	8,013	7,874	810
Other non-current liabilities	20,707	21,688	20,190
Noncontrolling interests	2,001	1,884	1,700
Shareholders' equity	342,756	369,568	406,373
Total liabilities and equity	$445,019	$469,377	$524,015